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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K	OMB Number: 323 5-0060 Expires: April 30, 2009 Estimated average burden hours per response....................5.0

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

CryoPort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

451 Atlas Street Brea, California		92821
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 256-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)
☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On August 3, 2007, the Company formally terminated its contract with First Capital Investors, Inc. of Winter Garden, Florida, to represent the Company as its investor relations firm. The Company wishes to state that First Capital has provided exemplary services to the Company during the time it has acted as the Company’s investor relations firm. The reason for the termination of First Investor Capital is management’s decision to bring the investor relations function in house. The Company wishes to express its sincere thanks for the outstanding job First Capital Investors, Inc. has done for the Company over the last two and one half years. The Company’s new direct line for investor relations is (714) 256-6105.

A copy of the August 3, 2007 termination of services letter to First Capital Investors, Inc. is included with this report.

10.4 Termination of Services Letter to First Capital Investors, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoPort, Inc.
(Registrant)

Date: August 3, 2007	/s/ Peter Berry
Peter Berry, CEO President

*Print name and title of the signing officer under his signature.